Exhibit 99.2

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED COMBINED STATEMENTS OF OPERATIONS

(All amounts in thousands, except share and per share values)

FISCAL YEAR ENDED DECEMBER 31, 2016 (UNAUDITED)

	Staffing360 Historical	CBS Butler	FirstPro Georgia	Adjustments		Pro Forma Combined
Revenue	$181,487	$66,031	$18,973	$—		$266,490

Cost of Revenue, Excluding Depreciation and Amortization Stated Below	149,925	55,246	9,183	—		214,354

Gross Profit	31,562	10,785	9,790	—		52,137

Operating Expenses:
Selling, general and administrative expenses	31,789	7,899	8,459	—		48,147
Depreciation and amortization	2,820	139	—	939	[a]	3,898
Total Operating Expenses	34,609	8,038	8,459	939		52,045

Income (Loss) From Operations	(3,047)	2,747	1,331	(939)		92

Other Expenses:
Interest expense	(2,554)	(129)	—	(3,372)	[b]	(6,056)
Amortization of beneficial conversion feature	(736)	—	—	—		(736)
Amortization of debt discount and deferred financing costs	(1,745)	—	—	(740)	[c]	(2,485)
Other income	313	—	—	—		313
Total Other Expenses	(4,722)	(129)	0	(4,112)		(8,963)

Income (Loss) Before Provision for Income Tax	(7,769)	2,617	1,331	(5,051)		(8,872)

Provision for income taxes	(42)	(139)	(120)	—		(301)

Net (Loss) Income	(7,811)	2,478	1,211	(5,051)		(9,173)

Net income attributable to non-controlling interest	37	—	—	—		37

Net (Loss) Income Before Preferred Share Dividends	(7,848)	2,478	1,211	(5,051)		(9,210)

Dividends - Series A preferred stock - related party	200	-	-	-		200

Net (Loss) Income Attributable to Common Stock	$(7,648)	$2,478	$1,211	$(5,051)		$(9,010)

Basic and Diluted Net Loss per Share:

Net Loss	$(0.89)					$(1.04)
Net Loss Attributable to Common Stock	$(0.87)					$(1.02)
Weighted Average Shares Outstanding – Basic and Diluted	8,808,701					8,808,701

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED COMBINED STATEMENTS OF OPERATIONS

(All amounts in thousands, except share and per share values)

THE PERIOD JANUARY 1, 2017 TO SEPTEMBER 30, 2017 (UNAUDITED)

	Staffing360 Historical	CBS Butler	FirstPro Georgia	Adjustments		Pro Forma Combined
Revenue	$133,174	$39,439	$12,382	$—		$184,995

Cost of Revenue, Excluding Depreciation and Amortization Stated Below	108,347	32,937	6,087	—		147,371

Gross Profit	24,827	6,503	6,294	—		37,624

Operating Expenses:
Selling, general and administrative expenses	23,105	4,543	5,213	—		32,862
Depreciation and amortization	2,310	94	—	617	[a]	3,021
Total Operating Expenses	25,415	4,637	5,213	617		35,882

Income (Loss) From Operations	(588)	1,866	1,081	(617)		1,742

Other Expenses:
Interest expense	(1,843)	(57)	—	(2,390)	[b]	(4,291)
Amortization of beneficial conversion feature	(184)	—	—	—		(184)
Amortization of debt discount and deferred financing costs	(2,387)	—	—	(446)	[c]	(2,833)
Debt extinguishment costs	(4,108)	—	—	—		(4,108)
Other expense	(31)	—	—	—		(31)
Total Other Expenses	(8,553)	(57)	0	(2,836)		(11,447)

Income (Loss) Before Provision for Income Tax	(9,141)	1,808	1,081	(3,453)		(9,705)

Provision for income taxes	(213)	(95)	(79)	—		(387)

Net (Loss) Income	(9,354)	1,713	1,002	(3,453)		(10,092)

Dividends - Series A preferred stock - related party	(150)	—	—	—		(150)

Net (Loss) Income Before Preferred Share Dividends	$(9,504)	$1,713	$1,002	$(3,453)		$(10,242)

Basic and Diluted Net Loss per Share:

Net Loss	$(0.58)					$(0.63)
Net Loss Attributable to Common Stock	$(0.59)					$(0.64)
Weighted Average Shares Outstanding – Basic and Diluted	16,011,401					16,011,401

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

Note 1 — Completion of Acquisition and Financing Transactions

On September 15, 2017, Staffing 360 Georgia, LLC (“Staffing Georgia”), a wholly-owned subsidiary of the Company entered into an asset purchase agreement with Firstpro Inc. (“FPI”), Firstpro Georgia, LLC (“FPL”), and certain individuals, pursuant to which the FPI and FPL sold substantially all of their assets to Staffing Georgia (“Firstpro Acquisition”). The purchase price in connection with the Staffing Georgia, was $8,000, of which, (a) $4,500 was paid at closing, (b) $825 is payable in quarterly installments of $75 beginning on October 1, 2017, and (c) $2,675 is payable annually in three equal installments beginning on September 15, 2018.

On September 15, 2017, the Company and Longbridge Recruitment 360 Limited (“Longbridge”), a wholly-owned subsidiary of the Company, entered into an agreement (“Share Purchase Agreement”) with the holders of share capital of CBS Butler Holdings Limited (“CBS Butler”) and an agreement (“Option Purchase Agreement”) with the holders of outstanding options of CBS Butler, pursuant to which the holders of the share capital of CBS Butler and holders of outstanding options of CBS Butler sold all of their shares and options of CBS Butler to Longbridge (the “CBS Butler Acquisition”), in exchange for (i) an aggregate cash payment of £13,810, (ii) an aggregate of 500,000 shares of the Company’s common stock, (iii) an earn-out payment of up to £4,214 (the final amount to be calculated and paid pursuant to the Share Purchase Agreement, payable in December 2018), and (iv) deferred consideration of £150 less the aggregate amount of each CBS Butler Shareholder’s portion of the net asset shortfall amount, if any, as determined pursuant to the Share Purchase Agreement and the Option Purchase Agreement.

To finance the above transactions, the Company entered into an agreement with Jackson Investment Group, LLC (“Jackson”) on September 15, 2017. The Company, as borrower, and certain domestic subsidiaries of the Company, as guarantors, entered into an amended and restated note purchase agreement with Jackson, as lender (the “A&R Note Purchase Agreement”), pursuant to which Jackson made a senior debt investment of $40,000 in the Company in exchange for a senior secured note in the principal amount of $40,000 (the “Jackson Note”). The proceeds of the sale of the secured note were used to (i) repay the existing subordinated notes previously issued to Jackson in the aggregate principal amount of $11,165, (ii) to fund the upfront cash portion of the purchase price consideration of the Firstpro Acquisition and the CBS Butler Acquisition, (iii) to repay substantially all other outstanding indebtedness of the Company and (iv) general working capital purposes. The maturity date for the Jackson Note is September 15, 2020. The Jackson Note will accrue interest at 12% per annum, due quarterly on January 1, April 1, July 1 and October 1 in each year, with the first such payment due on January 1, 2018. Interest on any overdue payment of principal or interest due under the Jackson Note will accrue at a rate per annum that is 5% in excess of the rate of interest otherwise payable thereunder. The Company may prepay the amounts due on the Jackson Note in whole or in part from time to time, without penalty or premium, subject to the conditions set forth in the A&R Note Purchase Agreement, and such prepayments, depending on the timing of the prepayments, may result in a discount on the principal amount to be prepaid as set forth in the A&R Note Purchase Agreement.

The Company paid a closing fee of $1,000 in connection with its entry into the A&R Note Purchase Agreement and agreed to issue 2,250,000 shares of the Company’s common stock as a closing commitment fee. These shares are subject to registration rights in favor of Jackson.

The Jackson Note resulted in the extinguishment of the old notes of $11,165 and recording of the new debt of $40,000 and debt issue costs $3,426. The Company recorded a $2,819 loss upon extinguishment.

Note 2 - Basis of presentation

The historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The business combination was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, the Company has estimated the fair value of CBS Butler and FirstPro’s assets acquired and liabilities assumed and conformed the accounting policies of CBS Butler and FirstPro to its own accounting policies.

The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. Additionally, they may not be useful in predicting the Company’s future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The combined pro forma financial information does not reflect the realization of any expected cost savings or other synergies from the acquisition of CBS Butler and FirstPro as a result of restructuring activities and other planned cost savings initiatives following the completion of the business combination.

The following unaudited pro forma condensed combined financial statements are based on our historical consolidated financial statements, as well as CBS Butler’s and FirstPro’s historical consolidated financial statements as adjusted to give effect to the Company’s acquisition of CBS Butler, FirstPro and the related financing transactions. The unaudited pro forma condensed combined statements of operations for the fiscal year ended December 31, 2016, the period January 1, 2017 to September 30, 2017 and give effect to these transactions as if they had occurred on January 1, 2016. The unaudited pro forma condensed combined balance sheet as of September 30, 2017 was filed in the Form 10-Q filed on November 14, 2017 and includes the assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined statements of operations which are described in the accompanying notes and, which should be read in conjunction with the pro forma condensed statements of operations.  The unaudited pro forma condensed combined financial statements should be read together with the Company’s historical financial statements, which are included in the Company’s latest annual report on Form 10-K and quarterly report on Form 10-Q.

Note 3 — Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments listed below have been reflected in the unaudited pro forma condensed combined financial information.

In calculating the adjustments listed below, the company has pro-rated amounts related to the cost of raising additional financing since only $20,817 was incurred in acquisition costs out of the total $40,000 new debt financing.

(a)

Reflects the adjustment of historical intangible assets acquired by the Company to their estimated fair values. As part of the preliminary valuation analysis, the Company identified intangible assets, including technology, trade names, and customer relationships. The fair value of identifiable intangible assets is determined using the “income approach,” which requires a forecast of all of the expected future cash flows. The following table summarizes the estimated fair values of CBS Butler and FirstPro’s identifiable intangible assets and their estimated useful lives (in thousands):

	CBS Butler	FirstPro Georgia
Goodwill	$14,565	$4,531

Intangible assets
Tradenames	$1,123	$35
Non-compete	150	193
Customer Relationships	4,473	3,136
	$5,746	$3,364

These assets are being amortized over their weighted average estimated useful life of 10 years.

(b)

This represents the interest expense resulting from interest on the new term debt to finance the two acquisitions and the amortization of related debt issuance costs. Interest expense at rate of 12% on the Jackson Note has been allocated to the total cost of acquisitions of $20,817.

Also included is the accretion for discount applicable to the long term liabilities associated with FirstPro and CBS Butler. Since these are interest free financial liabilities, with long term payment dates, the company has discounted them at the acquisition date using the weighted average cost of capital.

(c)	Reflects the deferred financing costs and debt discount associated with the new term debt incurred to finance the two acquisitions.

(d)

The weighted average shares reflect 1,170,956 and 500,000 common shares issued to Jackson and sellers of CBS Butler, respectively, issued in connection with the financing of and consideration paid for the acquisition of CBS Butler.